                                     SCHEDULE 14A
                                    (Rule 14a-101)
                       INFORMATION REQUIRED IN PROXY STATEMENT

                               SCHEDULE 14A INFORMATION
             Proxy Statement Pursuant to Section 14(a) of the Securities
                                 Exchange Act of 1934

Filed by the Registrant                      /X/
Filed by a party other than the registrant   / /

Check the appropriate box:
/X/  Preliminary Proxy Statement             / /  Confidential, For Use of the
/ /  Definitive Proxy Statement                   Commission Only (as permitted
/ /  Definitive Additional Materials              by Rule 14a-6(e)(2))
/ /  Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                                      VDI MEDIA

--------------------------------------------------------------------------------
                   (Name of Registrant as Specified in its Charter)

--------------------------------------------------------------------------------
                      (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):
/X/  No fee required.
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     1)   Title of each class of securities to which
          transaction applies:
                              --------------------------------------------------

     2)   Aggregate number of securities to which
          transaction applies:
                              --------------------------------------------------

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     4)   Proposed maximum aggregate value of transaction:
                                                          ----------------------

     5)   Total fee paid:
                         -------------------------------------------------------

/ /  Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)   Amount Previously Paid:
                                 -----------------------------------------------

     2)   Form, Schedule or Registration Statement No.:
                                                       -------------------------

     3)   Filing Party:
                       ---------------------------------------------------------

     4)   Date Filed:
                     -----------------------------------------------------------

                                      VDI MEDIA
                                6920 SUNSET BOULEVARD
                             HOLLYWOOD, CALIFORNIA 90028

                                  -----------------

                       NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                              TO BE HELD JUNE [30], 1999

                                  -----------------

To the Shareholders of VDI Media:

     The Annual Meeting of Shareholders of VDI Media (the "Company") will be held at the Roosevelt Hotel, 7000 Hollywood Boulevard, Hollywood, California on June [30],1999 at 12:00 p.m., local time, to consider and vote upon the following matters:

     1.   The election of directors;

     2. An amendment to the Company's Restated Articles of Incorporation to change the name of the Company to VDI MultiMedia;

     3.   An amendment to the Company's 1996 Stock Incentive Plan;

     4. The approval of the appointment of Price Waterhouse LLP as the Company's independent accountants for the fiscal year ending December 31, 1999; and

     5. Such other business as may properly come before the meeting or any adjournment(s) thereof.

     Information concerning these matters, including the names of the nominees for the Company's Board of Directors (the "Board"), is set forth in the attached Proxy Statement, accompanying this Notice.

     The Board has fixed May 21, 1999 as the record date for determination of shareholders entitled to notice of and to vote at the Annual Meeting. Accordingly, only those shareholders of record at the close of business on that date are entitled to notice of and to vote at the Annual Meeting or any adjournment(s) thereof.

     The Board urges that all shareholders of record exercise their right to vote at the meeting personally or by proxy.

                              By Order of the Board of Directors




                              R. Luke Stefanko
                              Chairman of the Board and Chief Executive Officer

June [17], 1999

Whether or not you expect to be present at the meeting, please complete, sign and date the enclosed proxy card and return it promptly in the enclosed postage paid envelope. Your proxy can be withdrawn at any time before it is voted.

                                      VDI MEDIA

                                6920 SUNSET BOULEVARD
                             HOLLYWOOD, CALIFORNIA 90028

                                  -----------------

                                   PROXY STATEMENT

                                  -----------------

     This Proxy Statement is furnished to shareholders in connection with the solicitation by the Board of Directors (the "Board") of VDI Media, a California corporation (the "Company"), of proxies for use at the Annual Meeting of Shareholders of the Company to be held at the Roosevelt Hotel, 7000 Hollywood Boulevard, Hollywood, California, on June [30], 1999, at 12:00 p.m., local time, and any postponement(s) and adjournment(s) thereof (the "Annual Meeting"). The Company's principal executive offices are located at 6920 Sunset Boulevard, Hollywood, California, and its telephone number is (213) 957-5500. This Proxy Statement, Notice of Annual Meeting and the accompanying proxy card(s) and Annual Report to Shareholders are being first mailed to shareholders on or about June [17], 1999.

     VOTING OF PROXIES. The proxy will be voted in accordance with the instructions therein. In the absence of such instructions, the persons designated as proxies in the accompanying proxy card(s) will vote: for the election of the director nominees listed in the Proxy Statement (the "Nominees"), for the amendment to the Company's Restated Articles of Incorporation, for the amendment to the Company's 1996 Stock Incentive Plan described in the Proxy Statement, for the approval of the appointment of Price Waterhouse LLP as the Company's independent accountants for the fiscal year ending December 31, 1999 and in their discretion as to any other business that may properly come before the Annual Meeting. The Board does not know of any other business to be brought before the Annual Meeting.

     Each shareholder giving a proxy has the power to revoke it at any time before the shares it represents are voted. Such revocation may be effected by a writing delivered to the Company to the attention of the Corporate Secretary (i) stating that the proxy is revoked, (ii) by a subsequent proxy executed by the person executing the prior proxy and presented at the Annual Meeting, or (iii) by attendance at the Annual Meeting and voting in person. The dates contained on the forms of proxy presumptively determine the order of execution, regardless of the postmark dates on the envelopes in which they are mailed.

     Shareholders who own shares registered in different names or at different addresses will receive more than one proxy card. A shareholder must sign and return each of the proxy cards received to ensure that all of the shares owned by such shareholder are represented at the Annual Meeting.

     PROXY COSTS. The Company will bear the costs of soliciting proxies. The Company may use the services of its directors, officers and other regular employees to solicit proxies personally or telephonically. Such directors, officers and employees will not receive additional compensation for such solicitation but may be reimbursed for reasonable out-of-pocket expenses incurred in connection with their services.

     RECORD DATE AND OUTSTANDING SHARES. The Board has fixed May 21, 1999 as the record date (the "Record Date") for the determination of shareholders entitled to notice of and to vote at the Annual Meeting. At the end of business on the Record Date, 9,203,394 shares of the Company's common stock, no par value (the "Common Stock"), were outstanding and entitled to vote at the Annual Meeting. The Common Stock is the only class of stock of the Company entitled to vote at the Annual Meeting.

     QUORUM AND REQUIRED VOTE. The referenced quorum for the transaction of business at the Annual Meeting will be a majority of the shares of Common Stock entitled to vote at the Annual Meeting. Each share of Common Stock entitles the holder thereof to one vote on each matter to be voted on at the Annual Meeting. With respect to the election of directors, the five Nominees receiving the highest number of affirmative votes will be elected. Shareholders will not be allowed to cumulate their votes in the election of directors. Abstentions and broker non-votes (which occur if a broker or other nominee does not have discretionary authority and has not received voting instructions from the beneficial owner with respect to the particular item) are counted for purposes of determining the presence or absence of a quorum for the transaction of business. The affirmative vote of a majority of the shares of Common Stock outstanding on the Record Date will be necessary for the approval of the remaining matters to be voted upon. Abstentions are counted in tabulations of the votes cast on proposals presented to the shareholders and have the same legal effect as a vote against a particular proposal. Broker non-votes are not taken into account for purposes of determining whether a proposal has been approved by the requisite shareholder vote.

     Shareholders do not have dissenters' rights of appraisal under California law with respect to any of the matters to be acted upon at the Annual Meeting.

     The holders in excess of a majority of the outstanding shares of Common Stock on the Record Date have notified the Company that they intend to vote their shares at the Annual Meeting in favor of all of the matters set forth above.

                                    PROPOSAL NO. 1

                                ELECTION OF DIRECTORS

     In accordance with the Bylaws of the Company, the Board consists of five directors. The Board proposes the election of the following nominees (the "Nominees") as members of the Board. All Nominees have consented to being named herein and have indicated their intention to serve as directors of the Company, if elected. If elected, the Nominees are expected to serve until the Annual Meeting for the year ending December 31, 1999 or until their successors are duly elected and qualified.

          R. Luke Stefanko
          Donald R. Stine
          Thomas J. Ennis
          Robert S. Feuerman
          Fred S. Teng

     Unless otherwise marked, proxies received will be voted "FOR" the election of each of the Nominees named above. If such person is unable or unwilling to serve as a Nominee for the office of director at the date of the Annual Meeting, the proxies may be voted for a substitute nominee, designated by the proxy holders or by the present Board to fill such vacancy. The Board has no reason to believe that any such Nominee will be unwilling or unable to serve if elected a director.

     NOMINEES

     The names of the Nominees for the position of director, together with certain information concerning such nominees, are set forth below:

                                        DIRECTOR
 NAME                            AGE     SINCE               POSITION
 ----                            ---    --------             --------
 R. Luke Stefanko  . . . . . .    38      1990      Chairman of the Board,
                                                    Chief Executive Officer,
                                                    and Director

 Donald R. Stine*  . . . . . .    37      1996      President, Secretary and
                                                    Director

 Thomas J. Ennis . . . . . . .    40      1996      Vice President of Sales
                                                    and Marketing and Director

 Robert S. Feuerman*+  . . . .    34     Nominee    Director Nominee

 Fred S. Teng*+  . . . . . . .    45     Nominee    Director Nominee


*    Member or member-elect of the Audit Committee
+    Member or member-elect of the Compensation Committee

     R. LUKE STEFANKO has been Chief Executive Officer and a director since he co-founded the Company in 1990. Mr. Stefanko was elected to the newly created position of Chairman of the Board in May 1996 and was President of the Company from April 1996 to April 1999. Mr. Stefanko has more than 18 years of experience in the videotape duplication and distribution industry, including serving as a director and Vice President/Operations of A.M.E., Inc. ("AME"), a video duplication company, from 1979 to January 4, 1990. Mr. Stefanko is Mr. Stine's brother-in-law.

     DONALD R. STINE is the President and Secretary of the Company. From 1994 to 1999, he was the Company's Chief Financial Officer; Mr. Stine became a director in May 1996. Mr. Stine was a Director of Finance for The Walt Disney Company from 1988 to 1994. Mr. Stine is a director of Sight Effects, Inc., a special effects and computer animation company based in Santa Monica, California. Mr Stine is a general partner and managing director of Cahill Venture Capital, LLC, a venture capital fund company and is chairman of the board of directors of Industry Aspect, LLC, a technology consulting firm based in San Francisco, California. Mr. Stine is Mr. Stefanko's brother-in-law.

     THOMAS J. ENNIS joined the Company as a consultant in August 1995 and has been Vice President of Sales and Marketing since March 1996 and a director since May 1996. Prior to joining the Company, Mr. Ennis served as Vice President of Sales and Infornercial Services at Starcom Television Services from 1990 to 1995.

     FRED S. TENG directs marketing communications at AT&T Corp., one of the world's leading communications companies. He has been at AT&T since March 1993 and is responsible for the development and implementation of international marketing communications programs and services. Prior to his current position, Mr. Teng was AT&T's national public relations director for its Asian Markets. Prior to joining AT&T, Mr. Teng was a financial advisor at Merrill Lynch Corporation and Oppenheimer & Company. Currently, he is a member of the board of the National Asian Pacific Center on Aging and a member of the National Committee on U.S.-China Relations.

[Rider A to come]

     ROBERT S. FEUERMAN is the President of Industry Aspects, LLC, a technology consulting firm in San Francisco, California, which he joined in January 1999. Mr. Feuerman was Vice President of Cambridge Tech Partners, a management and technology consulting company from 1995 to January 1999. He was also Vice President of Reverse Logic Corp., also a management and technology consulting company from 1994 to 1995. Prior to 1994, Mr. Feuerman worked at The Walt Disney Company.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" THE ELECTION OF ALL OF THE NOMINEES.

DIRECTORS' REMUNERATION

     Each director who is not an employee of the Company is paid a fee of $1,000 for each meeting of the Board attended. Members of the Board who are not employees of the Company receive options to purchase 15,000 shares of Common Stock upon election or re-election. These options vest in 33% increments over the three year period following the date of grant, with certain exceptions. Directors are reimbursed for travel and other reasonable expenses relating to meetings of the Board.

COMMITTEES OF THE BOARD OF DIRECTORS

     During the year ended December 31, 1998, the Board held three meetings.

     The Board has three standing committees, the Audit Committee, the Compensation Committee and the Nominating Committee.

     The Audit Committee, which did not meet during the year ended December 31, 1998, consisted of Edward Philip, Steven Schoch and Donald Stine. The Audit Committee's responsibilities include reviewing (i) the scope and findings of the annual audit, (ii) accounting policies and procedures of the Company's financial reporting and (iii) the internal controls employed by the Company.

     The Compensation Committee, which held one meeting during the year ended December 31, 1998, consisted of Edward Philip and Steven Schoch (directors of the Company who are not standing for re-election at the Annual Meeting) and Donald Stine. The Compensation Committee's responsibilities include (i) making recommendations to the Board on salaries, bonuses and other forms of compensation for the Company's officers and other key management and executive employees, (ii) administering the Company's 1996 Incentive Stock Option Plan and
(iii) reviewing management recommendations for grants of stock options and any proposed plans or practices of the Company relating to compensation of its employees and directors.

     The Nominating Committee was formed in 1999 and consists of R. Luke Stefanko and Donald R. Stine. The Nominating Committee's responsibilities include matters relating to shareholder meetings such as (i) selecting nominees to the Board, and (ii) setting the date, place and time of such meetings.

MEETINGS

     Each director attended at least 75 percent of all meetings of the Board and any committees of the Board to which he was assigned that were held during the year ended December 31, 1998, except that Steven Schoch (a Director who has decided not to stand for re-election) was unable to attend one Board meeting.

                   SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
                                    AND MANAGEMENT

     The following table sets forth information as of the Record Date concerning the beneficial ownership of the Common Stock by (i) each person who is known by the Company to be a beneficial owner of more than five percent of the outstanding Common Stock, (ii) each of the Company's current directors and nominees, (iii) each of the Chief Executive Officer and the four other most highly compensated officers of the Company who served in such capacities during 1998 (the "Named Executives") and (iv) and all current directors and executive officers as a group. The address of each beneficial owner listed below except for Massachusetts Financial Service Company, is 6920 Sunset Boulevard, Hollywood, California, 90028

                                                   Common          Percent of
                                                    Stock            Common
                                                Beneficially         Stock
                                                  Owned (1)       Beneficially
                                                                     Owned
                                             ------------------- ---------------
 R. Luke Stefanko . . . . . . . . . . . .              5,311,400      57.4%
 Massachusetts Financial Services Company                630,452(2)    6.5%
 Donald R. Stine. . . . . . . . . . . . .                 49,044          *
 Thomas J. Ennis. . . . . . . . . . . . .                  2,500          *
 Edward M. Philip . . . . . . . . . . . .                  5,000          *
 Steven J. Schoch . . . . . . . . . . . .                  5,000          *
 Clarke W. Brewer . . . . . . . . . . . .                  8,000          *
 Robert C. Semmer . . . . . . . . . . . .                  1,750          *
 Robert S. Feuerman . . . . . . . . . . .                  4,000          *
 Fred S. Teng . . . . . . . . . . . . . .                      0          0
 All directors and executive officers as a
 group. . . . . . . . . . . . . . . . . .              5,382,694        55%
 (7 persons). . . . . . . . . . . . . . .

(1) Includes shares of Common Stock that can be acquired by exercise of vested and exercisable stock options within 60 days of the Record Date, as follows: Mr. Stefanko - 55,000 shares; Mr. Stine 0 shares; Mr. Ennis - 0 shares; Mr. Schoch - 5,000; Mr. Philip - 5,000 shares; Mr. Brewer - 5,000 shares; Mr. Semmer - 0 shares. Excludes 179,000, 429,000, 17,500, 5,000,
     5,000, 35,000, and 50,424 shares of Common Stock issuable upon exercise of outstanding stock options which have not vested or are not exercisable and which will not vest or which will not be exercisable within 60 days of the Record Date in favor of Messrs. Stefanko, Stine, Ennis, Philip, Schoch, Brewer, and Semmer respectively. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, options held by that person that are currently exercisable or exercisable within 60 days of the Record Date are deemed outstanding.
     Such shares, however, are not deemed outstanding for the purposes of computing the percentage ownership of each other person.

(2) As reported on Schedule 13G/A filed with the Securities and Exchange Commission on February 11, 1999 (the "MFS 13G/A") by Massachusetts Financial Services Company ("MFS"). According to the MFS 13G/A, MFS has sole voting power with respect to 621,552 shares of Common Stock and sole dispositive power with respect to all 630,452 shares which are also beneficially owned by certain other non-reporting entities. MFS is located at 500 Boylston Street, Boston, Massachusetts 02116.

*    Less than 1%.


                                  EXECUTIVE OFFICERS

     The names and ages of all executive officers of the Company as of the Record Date are set forth below:

     NAME                       AGE                  POSITION
     ----                       ---       -------------------------------------
     R. Luke Stefanko           38        Chief Executive Officer
     Donald R. Stine            37        President and Secretary
     Clarke W. Brewer           31        Chief Financial Officer
     Thomas J. Ennis            40        Vice President of Sales and Marketing
     Robert C. Semmer           38        Senior Vice President of Operations

     The following sets forth the business experience, principal occupations and employment of each of the Named Executives who do not serve on the Board. See "Election of Directors-Nominees" above for such information with respect to Messrs. Stefanko, Stine and Ennis.

     CLARKE W. BREWER joined the Company in August 1997 as the Corporate Controller and was promoted to Chief Financial Officer in February 1999.
Prior to joining the Company, Mr. Brewer worked at The Walt Disney Company from 1993 to 1997 in various finance and accounting positions. From 1990 to 1993, Mr. Brewer worked at KPMG Peat Marwick as a Certified Public Accountant.

     ROBERT C. SEMMER has worked in various positions at the Company since 1994 and is currently Senior Vice President of Operations. Prior to joining the Company, Mr. Semmer was Senior Vice President of Sales and Customer Service at Mediatech.

                                EXECUTIVE COMPENSATION

     The following table sets forth all cash compensation, including bonuses and deferred compensation, paid for the years ended December 31, 1998, 1997 and 1996 by the Company to (i) its Chief Executive Officer and (ii) each of the Company's four other most highly compensated individuals who were serving as officers on December 31, 1998 and whose salary plus bonus exceeded $100,000 for such year (the persons described in (i) and (ii) above, the "Named Executives"). No bonuses or long term compensation awards were granted to any of the Named Executives for the year ended December 31, 1998.

                              SUMMARY COMPENSATION TABLE

                                                                                        OTHER
NAME AND PRINCIPAL POSITION                              YEAR      SALARY($)        COMPENSATION($)
---------------------------                              ----      ---------        ---------------
R. Luke Stefanko, Chief Executive Officer. . .          1998       $222,000

                                                        1997        273,000         $1,170,000(1)

                                                        1996        273,000            848,790(1)

Donald R. Stine, then Chief Financial Officer.          1998        $79,000

                                                        1997        120,000            151,615(2)

                                                        1996        120,000             34,200(2)

Thomas J. Ennis, Vice President of Sales and            1998        $98,000            $25,000(3)

Marketing. . . . . . . . . . . . . . . . . . .          1997        100,000             25,000(3)

                                                        1996        100,000             25,000(3)

Clarke W. Brewer, then Corporate Controller. .          1998        $66,000             $2,000(4)

                                                        1997         13,800                  0

Robert C. Semmer, Senior Vice President of              1998       $162,000                 $0

Operations . . . . . . . . . . . . . . . . . .          1997        200,000                  0

                                                        1996        200,000                  0


----------------------

(1) Includes $1,168,596 and $847,386 paid by the Company to federal and state taxing authorities in 1997 and 1996 , respectively, on behalf of Mr. Stefanko to satisfy federal and state taxes owed by Mr. Stefanko by virtue of the Company's status as a Subchapter S Corporation (prior to February
     1997) for federal and state tax purposes. Also includes $1,404 in premiums paid by the Company in each of 1998, 1997 and 1996 on a life insurance policy for the benefit of Mr. Stefanko.

(2) Represents payments by the Company to federal and state taxing authorities on behalf of Mr. Stine to satisfy federal and state taxes owed by Mr. Stine by virtue of the Company's status as a Subchapter S Corporation (prior to February 1997) for federal and state tax purposes.

(3) Represents an annual bonus of $25,000 paid by the Company to Mr. Ennis as provided for in his employment agreement.

(4)  Represents an annual bonus of $2,000 paid by the Company.

                          OPTION GRANTS IN LAST FISCAL YEAR

     During 1998 no stock option or stock appreciation rights ("SARs") were awarded by the Company. The following table sets forth information on the Named Executives' option exercises and unexercised options at December 31, 1998.

                   AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                          AND FISCAL YEAR END OPTION VALUES

                                                                                                                VALUE OF
                                                                            UNDERLYING                        IN-THE-MONEY
                                                                       UNEXERCISED OPTIONS                 OPTIONS AT FISCAL
                                                                      AT FISCAL YEAR END(#)                  YEAR END($)(1)
                                         SHARES ACQUIRED                   EXERCISABLE/                       EXERCISABLE/
                                           ON EXERCISE                    UNEXERCISABLE                      UNEXERCISABLE
 NAME
 ----                                   ------------------          -------------------------            ----------------------
 R. Luke Stefanko . . . . . . .              50,000                          55,000/0                          $137,500/0

 Donald R. Stine. . . . . . . .              72,000                            0/0                                0/0

 Thomas J. Ennis. . . . . . . .               2,500                          0/2,500                            0/6,250

 Clarke Brewer. . . . . . . . .                 0                          5,000/5,000                            0/0

 Robert C. Semmer . . . . . . .              10,424                          0/10,424                           0/26,060

(1) Assumes a market price equal to $9.50 per share, the average of the closing bid and asked price on the Nasdaq National Market on December 31, 1998.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     During 1998, Donald R. Stine, Edward M. Philip and Steven J. Schoch served on the Compensation Committee. Mr. Stine is the President of the Company. For information concerning certain transactions between the Company and certain directors, see "Certain Relationships and Related Transactions."


                           REPORT ON EXECUTIVE COMPENSATION

     The Compensation Committee has furnished the following report on executive compensation:

     The base salary to which each of the Company's executive officers is entitled is specified in such person's employment agreement (see "Employment Agreements" below) and was established pursuant to arm's-length negotiations with each executive officer, in part based on the subjective assessment of the Company, which included a number of factors, including experience, tenure and responsibility, and external factors, including similarly situated executives, geographic and economic conditions, based on information drawn from a variety of sources, including published survey data, information obtained from the media, and the Company's own experience in recruiting and retaining executives, although complete information is not easily obtainable.

     Arrangements for bonus compensation for the Company's executive officers are also negotiated individually with each executive officer and are generally fixed by contract. See "Employment Agreements" below.

COMPLIANCE WITH INTERNAL REVENUE CODE SECTION 162(m)

     Section 162(m) of the Internal Revenue Code (the "Code"), enacted in 1993, generally limits tax deductions to public companies for compensation over $1,000,000 paid to the corporation's chief executive officer and four other most highly compensated executive officers. Qualifying performance based compensation will not be subject to the deduction limit if certain requirements are met. The Company intends to consider the provisions of Section 162(m) in connection with the performance based portion of the compensation of its executives (which currently consists of stock option grants described above). However, the Board of Directors does not necessarily intend to structure compensation to its executives to avoid disallowance of any tax deductions in the future in light of available tax deductions to the Company and the requirements imposed by Section 162(m) and the proposed regulations thereunder for compensation to be fully deductible for income tax purposes.

EMPLOYMENT AGREEMENTS

     The Company entered into employment agreements with each of R. Luke Stefanko and Thomas J. Ennis, commencing June 27, 1996 and March 19, 1996, respectively. Mr. Stefanko's agreement has a term of five years ending in June 2001. The term of Mr. Ennis' agreement expired in March 1998. The Company exercised its option to extend Mr. Ennis' agreement for one year in March 1998. Under these agreements, the current annual salaries of Messrs. Stefanko and Ennis are $273,000 and $100,000, respectively. Mr. Stefanko's base salary increases each year in accordance with increases in the Consumer Price Index. Mr. Ennis' base salary does not change during the term of the agreement. These base salaries are subject to further annual increase if approved by the Compensation Committee. Mr. Stefanko is provided with an automobile expense reimbursement allowance and an annual allowance to cover premiums for life, health and disability insurance. Mr. Stefanko's employment agreement entitles him to receive quarterly bonus payments to the extent the Company achieves quarterly earnings per share results ratified by the Board of the Directors at the beginning of each year ("Targeted Earnings"). If the Company attains the Targeted Earnings with respect to a particular quarter, Mr. Stefanko shall receive a bonus payment of $6,250. If the Company's actual earnings per share are less than 75% of the Targeted Earnings, Mr. Stefanko is not entitled to a bonus. If the Company's actual earnings per share equal 125% or more of the Targeted Earnings, Mr. Stefanko shall receive an increased bonus payment (subject to a maximum payment in any quarter of $12,500). To the extent the Company's earnings per share equal between 75% and 125% of the Targeted Earnings, Mr. Stefanko shall be entitled to receive a pro-rated bonus payment in accordance with the range set forth above. Mr. Ennis is guaranteed an annual bonus payment in the amount of $25,000 under his employment agreement.

     The Company entered into an employment agreement with Donald R. Stine, effective as of January 1, 1999. Mr. Stine's agreement has a term of three years ending in May 2002. Under the agreement, Mr. Stine's current annual salary is $150,000 which may be increased by the resolution of the Compensation Committee of the Board of Directors. Mr. Stine is provided with an automobile allowance and payment of premiums for health insurance plan. Mr. Stine's employment agreement entitles him to receive quarterly bonus payments to the extent the Company exceeds the quarterly revenue and earnings per share targets announced by the two investment banking firm analysts which follow the Company most closely ("Targeted Results"). If the Company attains the Targeted Results with respect to a particular quarter, Mr. Stine shall receive a bonus payment of $15,000 within 45 days after the last day of such quarter.

     In the event of a change in control, substantially all of Mr. Stine's options will vest. In addition, Mr. Stine has the right to leave the Company upon a 90 days notice after a change in control, provided that any options that have not vested on such date will remain unvested. In the event of a change in control of the Company while Mr. Stine is employed by the Company, upon subsequent termination of his employment within two years of such change in control without cause, in addition to accrued and unpaid salary and benefits as of the date of termination, Mr. Stine shall receive his full base salary at the rate in effect at the time the notice of termination is given for the balance of the term of his employment agreement and continue to be provided with medical, life, disability and such other similar insurance benefits until the earlier of the date Mr. Stine obtains other employment on a full-time basis or the balance of the term of his employment agreement. Pursuant to the agreement, Mr. Stine has been granted an option to purchase 100,000 shares of Common Stock of the Company at an exercise price of $10.00 per share and an additional option to purchase 150,000 shares of Common Stock at an exercise price of $15.00 per share. The options granted to Mr. Stine vest in equal increments over the three year period beginning as of May 1, 1999 and shall be subject to the terms and conditions of the 1996 Plan.

KEY EXECUTIVE SEVERANCE AGREEMENT

     Mr. Stefanko is party to a key executive severance agreement with the Company as part of his employment agreement. The key executive severance agreement provides that if Mr. Stefanko's employment is terminated without cause (as defined in the agreement), except in the event of disability or retirement, he shall be entitled to receive the following: (i) if he is terminated within two years following a change in control of the Company, then he shall be entitled to receive payment of his full base salary for a period of two years, plus payment of the amount of any bonus for a past fiscal year which has not yet been awarded or paid, and continuation of benefits for a period of two years, or
(ii) if his employment is terminated other than within two years following a change in control of the Company, then Mr. Stefanko shall be entitled to receive payment of his full base salary for the remainder of the term of his agreement, payment of the amount of bonuses, and continuation of benefits. A change in control of the Company is defined to mean a change in control of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Securities and Exchange Act of 1934, as amended (the "Exchange Act"). Such a change in control is deemed conclusively to have occurred in the event of certain tender offers, mergers or consolidations, the sale, lease, exchange or transfer of substantially all of the assets of the Company, the acquisition by a person or group (other than Mr.

Stefanko) of 25% or more of the outstanding voting securities of the Company, the approval by the shareholders of a plan of liquidation or dissolution of the Company, or certain changes in the members of the Board. In the event of a decrease in Mr. Stefanko's then current base salary, a removal from eligibility to participate in the Company's bonus plan and other events as described in the agreement, then Mr. Stefanko shall have the right to treat such event as a termination of his employment by the Company without cause and to receive the payments and benefits described above.

CORPORATE PERFORMANCE

     Set forth is a line graph comparing the stock price of the Company with that of the Standard and Poor's Nasdaq National Market Index and a Peer Group Index for the period commencing February 19, 1997 and ending December 31, 1998. The graph assumes that $100 was invested on February 19, 1997 in the Common Stock and each index, and that all dividends were reinvested. No dividends have been declared or paid on the Common Stock during such period. The historical price performance data shown on the graph is not necessarily indicative of future price performance.


                                    [INSERT GRAPH]

Notes:

     A. The Peer Group Index consists of Digital Generation Systems Inc., Four Media Company and Todd A/O Corporation

     Notwithstanding anything to the contrary set forth in the Company's previous filings under the Securities Act of 1933, as amended, or the Exchange Act, that might incorporate future filings, including this Proxy Statement, in whole or in part, the Report on Executive Compensation beginning on page __ and the graph on page __ shall not be incorporated by reference into any such filings.


                    CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     Upon its formation in 1990 the Company elected to be treated as an S Corporation for federal income tax purposes which resulted in the taxable income of the Company being taxed directly to its shareholders rather than to the Company. Prior to the closing of the Company's initial public offering in February 1997, the Company's shareholders terminated the Company's S Corporation status. Shortly after the change in tax status, all the persons that were shareholders of the Company between January 1, 1997, through and including the date of such termination consented to allocate all of the Company's items of income, gain, loss, deduction, or credit for the 1997 taxable year between the short year for which the Company was treated as an S Corporation and the short year for which the Company is treated as a C corporation, on the basis of the Company's normal accounting method rather than on a pro rata basis. The Company maintains an accumulated adjustments account (the "AAA account") which currently holds its taxed but undistributed earnings. In connection with the consummation of the Company's initial public offering, the Company distributed the balance of the amount in the AAA account (approximately $5.6 million) to the Company's pre-initial public offering shareholders in respect of previously taxed and undistributed earnings of the Company.

                                    PROPOSAL NO. 2

                        APPROVAL OF AMENDMENT TO THE COMPANY'S
                          RESTATED ARTICLES OF INCORPORATION

GENERAL

     The Board of Directors asks that the shareholders approve an amendment to the Company's Restated Articles of Incorporation to change the name of the Company to VDI MultiMedia. The Board of Directors and management believe that the new name closely reflects the current business of the Company and presents a more broad and dynamic corporate image that would be beneficial to the business of the Company.

THE AMENDMENT

     Article I of the Restated Articles of Incorporation is hereby amended to read in its entirety as follows:

                                          I.

     The name of this Corporation is VDI MultiMedia.

To be adopted, the amendment has to be approved by the affirmative vote of the holders of at least a majority of the Common Stock voting in person or by proxy at the meeting.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" THE AMENDMENT TO THE RESTATED ARTICLES OF INCORPORATION.

                                    PROPOSAL NO. 3

                        APPROVAL OF AMENDMENT TO THE COMPANY'S
                           1996 STOCK INCENTIVE AWARD PLAN

GENERAL

     The 1996 Stock Incentive Plan (the "1996 Plan") was adopted by the Board of Directors and approved by the Company's shareholders in 1996. The purpose of the 1996 Plan is to attract and retain key employees, members of the board of directors and consultants of the Company, to provide an incentive for them to achieve long-range performance goals, and to enable them to participate in the long-term growth of the Company. Under the 1996 Plan, awards can be stock options, stock appreciation rights, performance share awards and restricted stock awards. An option granted under the 1996 Plan may be an incentive stock option or a non-qualified option. Incentive stock options will only be granted to employees of the Company.

PROPOSED AMENDMENT TO THE 1996 PLAN

     The Board of Directors has adopted an amendment to the 1996 Plan, subject to approval by the shareholders, to increase the aggregate number of shares that may be subject to grants thereunder from

900,000 shares of Common Stock to 2,000,000 shares of Common Stock, or 20% of the fully diluted Common Stock of the Company in order to ensure that a sufficient number of shares are available for issuance in the future. In addition, the amendment to the 1996 Plan provides that, effective August 1, 1999 and each August 1 thereafter during the term of the 1996 Plan, the number of shares of Common Stock available for grants of stock options shall be increased automatically by 300,000 shares of Common Stock (including shares held in treasury) as of the close of business on the last day of the preceding month, provided that the maximum cumulative number of shares of Common Stock available for grants of incentive stock options under the 1996 Plan may not exceed 4,000,000 shares.

     In the three years since the Company first adopted the 1996 Plan, all of the 900,000 shares initially available thereunder have been awarded. In order to be able to continue to offer the benefits and incentives such plans provide, the Board of Directors has adopted this amendment to the 1996 Plan. These plans promote the growth and financial success of the Company by aligning the personal interests of employees (through the ownership of Common Stock) with those of the shareholders of the Company. The Board of Directors believes that the increase in the number of shares that may be subject to awards under the 1996 Plan will enhance the ability of the Company to attract, retain, compensate and motivate key employees, and that the adoption of the amendment will be important to the future success of the Company.

     The following is a summary of the principal provisions of the 1996 Plan, a copy of which may be obtained from the Secretary of the Company upon request. The affirmative vote of the holders of at least a majority of the Common Stock voting in person or by proxy at the meeting will be required for the approval of the amendment to the 1996 Plan.

ADMINISTRATION

     The 1996 Plan is administered by the Compensation Committee of the Board of Directors. The members of the Compensation Committee are appointed by the Board of Directors and the Board may from time to time appoint a member or members of the Compensation Committee in substitution for or in addition to the member or members then in office and may fill vacancies on the Compensation Committee however caused.

ELIGIBILITY

     Subject to the provisions of the 1996 Plan, the Compensation Committee has the authority to select optionees and to determine the terms of the options granted, including the number of shares subject to each option, (ii) when the option becomes exercisable, (iii) the exercise price of the option, (iv) the duration of the option (which in the case of an incentive stock option granted to employees or officers holding 10% or more of the voting stock of the Company cannot be in excess of five years), and (v) other terms and provisions of awards.

     In determining the eligibility of an individual to be granted an option, as well as in determining the number of shares to be optioned to any individual, the Compensation Committee takes into account the position and responsibilities of the individual being considered, the nature and value to the Company or its subsidiaries of the individual's service and accomplishments, his or her present and potential contribution to the success of the Company or its subsidiaries, and such other factors as the Compensation Committee deems relevant.

TERMS OF OPTIONS

     Options granted under the 1996 Plan are exercisable at such times and during such period as is set forth in the option agreement, but can not have a term in excess of ten years from the date of grant. The option agreement may contain such provisions and conditions as may be determined by the Compensation Committee. The option exercise price for options designated as non-qualified stock options granted under the 1996 Plan is determined by the Compensation Committee. The option exercise price for incentive stock options granted under the 1996 Plan shall be no less than fair market value of the Common Stock of the Company at the time the option is granted and no less than 110% of fair market value in the case of employees or officers holding 10% or more of the voting stock of the Company. Options granted under the 1996 Plan may provide for the payment of the exercise price by delivery of cash or a check payable to the Company or shares of Common Stock of the Company owned by the optionee having a fair market value equal in amount to the exercise price of the options being exercised, or any combination thereof. The aggregate fair market value (determined on the date of grant) of the shares of Common Stock for which incentive stock options may be granted to any participant which are exercisable for the first time by such participant during any calendar year may not exceed $100,000.

     An option is not transferable by the optionee except by will or by the laws of descent and distribution. options are exercisable only while the optionee remains in the employ of the Company or for a period of time thereafter. Options which have become exercisable by the date of termination of employment or of service must be exercised within certain specified periods of time from the date of termination, the period of time to depend on the reason for termination. Such options generally lapse three months after termination of employment other than by reason of retirement, total disability or death, in which case they generally terminate one year thereafter. If a participant is discharged for cause, all options will terminate immediately. Options which have not yet become exercisable on the date the participant terminates employment or service for a reason other than retirement, death or total disability shall terminate on that date.

OTHER AWARDS

     A Stock Appreciation Right ("SAR") is the right to receive payment based on the appreciation in the fair market value of Common Stock from the date of grant to the date of exercise. At its discretion, the Compensation Committee may grant an SAR concurrently with the grant of an Option. Such SAR is only exercisable at such time, and to the extent, that the related Option is exercisable. Upon exercise of an SAR, the holder receives for each share with respect to which the SAR is exercised an amount equal to the difference between the exercise price under the related Option and the fair market value of a share of Common Stock on the date of exercise of the SAR. The Compensation Committee in its discretion may pay the amount in cash, shares of Common Stock or a combination thereof. Each SAR granted concurrently with an option will have the same termination provisions and exercisability periods as the related Option. In its discretion, the Compensation Committee may also grant SARs independently of any option, subject to such conditions consistent with the terms of the plan as the Compensation Committee may provide in the award agreement. Upon the exercise of an SAR granted independently of any option, the holder receives for each share with respect to which the SAR is exercised an amount in cash based on the percentage specified in the award agreement of the excess, if any, of fair market value of a share of Common Stock on the date of exercise over such fair market value on the date the SAR was granted. The termination provisions and exercisability periods of an SAR granted independently of any Option will be determined by the Compensation Committee. A Restricted Stock Award ("RSA") is an award of a fixed number of shares of Common Stock subject to transfer restrictions. The Compensation Committee specifies the purchase price, if any, the recipient must pay for such shares. Shares included in an RSA may not be sold, assigned, transferred, pledged or otherwise disposed of or encumbered until they have vested. The recipient is entitled to dividend and voting rights pertaining to such RSA shares even though they have not vested, so long as such shares have not been forfeited. A Performance Share Award ("PSA") is an award of a fixed number of shares of Common Stock, the issuance of which is contingent upon the attainment of such performance objectives, and the payment of such consideration, if any, as is specified by the Compensation Committee. The 1996 Plan permits a participant to satisfy his tax withholding with shares of Common Stock instead of cash if the Compensation Committee agrees. Upon the date a participant is no longer employed by the Company for any reason, shares subject to the participant's RSAs which have not become vested by that date or shares subject to a participant's PSAs which have not been issued shall be forfeited in accordance with the terms of the related award agreements.

     The exercisability of all of the outstanding awards may be accelerated, subject to the discretion of the Compensation Committee, upon the occurrence of an "Event" (defined in the Plan) to include approval by the shareholders of the dissolution liquidation of the Company, certain mergers, consolidations, sale of substantially all of the Company's business and/or assets and a "change in control". The 1996 Plan defines a change in control to have occurred (i) if a "person", as defined in Section 13(d) and 14(d) under the Exchange Act, acquires 20% or more of the voting power of the then outstanding securities of the Company and (ii) if during any two consecutive year periods there is a change of a majority of the members of the Board of Directors, unless the election or nomination of the new directors is approved by at least three-fourths of the members still in office from the beginning of the two year period

RECAPITALIZATION; REORGANIZATION; CHANGE OF CONTROL

     The 1996 Plan provides for anti-dilution adjustments in the event of a reorganization, merger, combination recapitalization, reclassification, stock dividend, stock split or reverse stock split. Upon dissolution or liquidation of the Company, or upon reorganization, merger or consolidation of the Company as a result of which the Company is not the surviving entity, the 1996 Plan will terminate, and any outstanding awards will terminate and be forfeited, subject to the Compensation Committee's ability to provide for (i) certain payments to participants in cash or Common Stock in lieu of such outstanding awards, (ii) the assumption by the successor corporation of either the 1996 Plan or the awards outstanding under the 1996 Plan and (iii) continuation of the Plan.

     The Board of Directors may, at any time, terminate or suspend the 1996 Plan. The 1996 Plan currently provides that the Board of Directors or the Compensation Committee may amend the 1996 Plan at any time without the approval of the holders of a majority of the shares of Common Stock except in certain situations enumerated in the 1996 Plan.

TAX EFFECTS OF PARTICIPATION IN THE 1996 PLAN

     Incentive Stock Options. Except as provided below with respect to the alternative minimum tax, the optionee will not recognize taxable income upon the grant or exercise of an incentive stock option. In addition, if the optionee holds the shares received pursuant to the exercise of the option for more than one year after the date of transfer of stock to the optionee upon exercise of the option and for more than two years after the option is granted, the optionee will recognize long-term capital gain or loss upon the disposition of the stock measured by the difference between the option exercise price and the amount received for such shares upon disposition.

     In the event that the optionee disposes of the stock prior to the expiration of the required holding periods (a "disqualifying disposition"), the optionee generally will recognize ordinary income to the extent of the lesser of (i) the fair market value of the stock at the time of exercise over the exercise price, or (ii) the amount received for the stock upon disposition over the exercise price. The basis in the stock acquired upon exercise of the option will equal the amount of income recognized by the optionee plus the option exercise price. Upon eventual disposition of the stock, the optionee will recognize long-term or short-term capital gain or loss, depending on the holding period of the stock and the difference between the amount realized by the optionee upon disposition of the stock and his basis in the stock.

     For alternative minimum tax purposes, the excess of the fair market value of stock on the date of the exercise of the incentive stock option over the exercise price of the option is included in alternative minimum taxable income for alternative minimum tax purposes. If the alternative minimum tax does apply to the optionee, an alternative minimum tax credit may reduce the regular tax upon eventual disposition of the stock.

     The Company will not be allowed an income tax deduction upon the grant or exercise of an incentive stock option. Upon a disqualifying disposition of shares by the optionee acquired upon exercise of the incentive stock option, the Company will be allowed a deduction in an amount equal to the ordinary income recognized by the optionee.

     Under proposed regulations issued by the Internal Revenue Service, the exercise of an option with previously acquired stock of the Company will be treated as, in effect, two separate transactions. Pursuant to Section 1036 of the Internal Revenue Code of 1986 (the "Code"), the first transaction will be a tax-free exchange of the previously acquired shares for the same number of new shares. The new shares will retain the basis and, except, as provided below, the holding periods of the previously acquired shares. The second transaction will be the issuance of additional new shares having a value equal to the difference between the aggregate fair market value of all of the new shares being acquired and the aggregate option exercise price for those shares. Because the exercise of an incentive stock option does not result in the recognition by the optionee of income, this issuance will also be tax-free (unless the alternative minimum tax applies, as described above). The optionee's basis in these additional shares will be zero and the optionee's holding period for these shares will commence on the date on which the shares are transferred. For purposes of the one and two-year holding period requirements which must be met for favorable incentive stock option tax treatment to apply, the holding periods of previously acquired shares are disregarded.

     Non-Qualified Stock Options. As in the case of incentive stock options, no income is recognized by the optionee on the grant of a non-qualified stock option. On the exercise by an optionee of a non-qualified option, generally the excess of the fair market value of the stock when the option is exercised over its cost to the optionee will be (a) taxable to the optionee as ordinary income and (b) generally deductible for income tax purposes by the Company. The optionee's tax basis in his stock will equal his cost for the stock plus the amount of ordinary income he had to recognize with respect to the nonqualified stock option.

     The Internal Revenue Service will treat the exercise of a non-qualified stock option with already owned stock of the Company as two transactions. First, there will be a tax-free exchange of the old shares for a like number of new shares under Section 1036 of the Code, with the exchanged shares retaining the basis and holding periods of the old shares. Second, there will be an issuance of additional new shares representing the spread between the fair market value of all the new shares (including the exchanged shares and the additional new shares) and the aggregate option price therefor. The fair market value of the additional new shares will be taxable as ordinary income to the employee under
Section 83 of the Code. The additional new shares will have a basis equal to the fair market value of the additional new shares.

     Accordingly, upon a subsequent disposition of stock acquired upon the exercise of a non-qualified option, the optionee will recognize short-term or long-term capital gain or loss, depending upon the holding period of the stock equal to the difference between the amount realized upon disposition of the stock by the optionee and his basis in the stock.

NEW PLAN BENEFITS

     It is not possible to state the persons who will receive stock options under the 1996 Plan in the future, nor the amount of options which will be granted thereunder.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" THE APPROVAL OF AMENDMENTS TO THE 1996 STOCK INCENTIVE PLAN.


                                    PROPOSAL NO. 4

                        APPOINTMENT OF INDEPENDENT ACCOUNTANTS

     Upon unanimous recommendation of the Board, the Company appointed Price Waterhouse LLP as the Company's independent accountants for the fiscal year ending December 31, 1999. Services provided to the Company by Price Waterhouse LLP during the 1998 fiscal year included the examination of the Company's consolidated financial statements and consultations on various tax matters.

     Price Waterhouse LLP has been the Company's independent auditors since 1990. If the Shareholders do not ratify this appointment, other independent auditors will be considered by the Board upon recommendation of the Audit Committee. Representatives of Price Waterhouse LLP are expected to be present at the Annual Meeting, and will have the opportunity to make a statement if they so desire and are expected to be available to respond to appropriate questions.

     THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE "FOR" APPROVAL OF THE APPOINTMENT OF PRICE WATERHOUSE LLP AS THE COMPANY'S INDEPENDENT ACCOUNTANTS FOR THE FISCAL YEAR ENDING DECEMBER 31, 1999.

                              PROPOSALS OF SHAREHOLDERS

     A proper proposal submitted by a shareholder for presentation at the Company's next Annual Meeting of Shareholders and received at the Company's executive offices by January 10, 2000 will be included in the Company's proxy statement and form of proxy relating to such Annual Meeting.


                                    OTHER MATTERS

     The Board is not aware of any matter to be acted upon at the Annual Meeting other than described in this Proxy Statement. Unless otherwise directed, all shares represented by the persons named in the accompanying proxy will be voted in favor of the proposals described in this Proxy Statement. If any other matter properly comes before the Annual Meeting, however, the proxy holders will vote thereon in accordance with their best judgment.

                                    MISCELLANEOUS

COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934

     Section 16(a) of the Exchange Act requires executive officers and directors and persons who beneficially own more than 10% of a registered class of the Company's equity securities, to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission (the "SEC"). Executive officers, directors and greater than 10% beneficial owners are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms filed by them.

     Based solely on a review of the copies of such forms furnished to the Company and written representations from the executive officers and directors, the Company believes that all Section 16(a) filing requirements applicable to its executive officers, directors and greater than 10% beneficial owners were complied with.

DOCUMENTS INCORPORATED BY REFERENCE

     The Company's Form 10-K, as amended by Amendment Number 2 thereto ("Form 10-K/A"), for the year ended December 31, 1998 is hereby incorporated herein by this reference. A copy of the Company's Annual Report to Shareholders, which includes the Form 10-K/A, accompanies this Proxy Statement but shall not constitute proxy soliciting material. Copies of the Form 10-K/A will be provided, without charge, to any shareholder of the Company. Written requests for a copy of the Form 10-K/A should be directed to Donald R. Stine, VDI Media, 6920 Sunset Boulevard, Hollywood, California 90028.

                              By Order of the Board

                              R. Luke Stefanko
                              CHAIRMAN OF THE BOARD AND CHIEF EXECUTIVE OFFICER

PROXY                                                               Attachment A

                                      VDI MEDIA
                  ANNUAL MEETING OF SHAREHOLDERS -- JUNE [30], 1999

       THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF VDI MEDIA

     The undersigned hereby appoints R. Luke Stefanko and Donald R. Stine and each of them, with full power of substitution, as proxies and with all powers the undersigned would possess if personally present, to vote all of the shares of Common Stock, no par value per share (the "Common Stock"), of VDI Media (the "Company"), that the undersigned is entitled to vote at the Annual Meeting of Shareholders of the Company to be held at 12:00 p.m., local time, on __________, June [30], 1999, and any adjournments or postponements thereof, at the Roosevelt Hotel, 7000 Hollywood Boulevard, Hollywood, California 90028, as directed herein upon the matters set forth below and on the reverse side hereof and described in the accompanying Notice of Annual Meeting of Shareholders and Proxy Statement and upon such other matters as may properly be brought before such meeting according to their sole discretion.

     Receipt of the Notice of Annual Meeting and the Proxy Statement is hereby acknowledged.

     THE BOARD OF DIRECTORS OF VDI MEDIA RECOMMENDS A VOTE FOR PROPOSALS 1, 2, 3 AND 4, EACH OF WHICH WAS PROPOSED BY THE BOARD OF DIRECTORS OF VDI MEDIA.

        (1)    Election of five directors for a one year term.

                 VOTE FOR           WITHHOLD        (TO WITHHOLD AUTHORITY TO
                all listed         AUTHORITY to       VOTE FOR ANY INDIVIDUAL
               Nominees except     vote for all    NOMINEE, WRITE THAT NOMINEE'S
            as indicated below       Nominees        NAME ON THIS LINE BELOW.)

                     / /               / /        _____________________________

               NOMINEES: R. Luke Stefanko, Donald R. Stine, Thomas J. Ennis, Robert S. Feuerman and Fred S. Teng

              - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -
        (2) Proposal to approve an amendment to the Company's Restated Articles of Incorporation to change the Company's name to VDI MultiMedia

                 FOR  / /         AGAINST  / /             ABSTAIN  / /

              - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -
        (3) Proposal to ratify, confirm and approve an amendment to the Company's 1996 Stock Incentive Plan to increase the number of shares reserved for grant thereunder from 900,000 to 2,000,000 or 20% of the fully diluted Common Stock of the Company and to provide for automatic increases thereafter.

                 FOR  / /         AGAINST  / /             ABSTAIN  / /

              - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -
        (4) Proposal to ratify appointment of Price Waterhouse LLP as independent auditors for the fiscal year ending December 31, 1999

                 FOR  / /         AGAINST  / /             ABSTAIN  / /

                   (PLEASE MARK, DATE AND SIGN ON THE REVERSE SIDE)

     THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREBY BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2, 3 AND 4. AS TO ANY OTHER MATTER COMING BEFORE THE MEETING, EACH OF THE PERSONS AUTHORIZED AS PROXIES HEREWITH IS AUTHORIZED TO VOTE IN HIS DISCRETION ON SUCH MATTER.


                              --------------------------------------------------
                                        Signature


                              --------------------------------------------------
                                        Date


                              --------------------------------------------------
                                        Signature


                              --------------------------------------------------
                                        Date

                                   Please date this card and sign your name exactly as it appears on this Proxy. If the Common Stock represented by this Proxy is registered in the names of two or more persons, each should sign this proxy. Persons signing in a representative or fiduciary capacity and corporate officers should add their full titles as such.

                  PLEASE SIGN, DATE AND RETURN YOUR PROXY PROMPTLY.